Exhibit 11

ESTERLINE TECHNOLOGIES CORPORATION
(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Basic

	2002	2001	2000	1999	1998
Income From Continuing Operations Income (Loss) From Discontinued Operations, Net of Tax	$ 31,284 (25,039)	$ 42,639 (9,780)	$ 29,544 3,043	$ 30,241 (379)	$ 24,707 5,377
Earnings Before Cumulative Effect of a Change in Accounting Principle	6,245	32,859	32,587	29,862	30,084
Cumulative Effect of a Change in Accounting Principle, Net of Tax	(7,574)	(403)	-	-	-
Net Earnings (Loss)	$ (1,329)	$ 32,456	$ 32,587	$ 29,862	$ 30,084
Weighted Average Number of Shares Outstanding - Basic	20,751	19,641	17,375	17,337	17,290

Earnings (Loss) Per Share - Basic:
    Continuing operations
    Discontinued operations
    Earnings per share before
        cumulative effect of
        a change in
        accounting principle
    Cumulative effect of
        a change in
        accounting principle

	$ 1.51 (1.21) .30 (.37)	$ 2.17 (.50) 1.67 (.02)	$ 1.70 .18 1.88 -	$ 1.74 (.02) 1.72 -	$ 1.43 .31 1.74 -
Earnings (Loss) Per Share - Basic	$ (.07)	$ 1.65	$ 1.88	$ 1.72	$ 1.74

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ESTERLINE TECHNOLOGIES CORPORATION
(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Diluted

	2002	2001	2000	1999	1998
Income From Continuing Operations Income (Loss) From Discontinued Operations, Net of Tax	$ 31,284 (25,039)	$ 42,639 (9,780)	$ 29,544 3,043	$ 30,241 (379)	$ 24,707 5,377
Earnings Before Cumulative Effect of a Change in Accounting Principle	6,245	32,859	32,587	29,862	30,084
Cumulative Effect of a Change in Accounting Principle, Net of Tax	(7,574)	(403)	-	-	-
Net Earnings (Loss)	$ (1,329)	$ 32,456	$ 32,587	$ 29,862	$ 30,084
Weighted Average Number of Shares Outstanding	20,751	19,641	17,375	17,337	17,290
Net Shares Assumed to be Issued for Stock Options	270	373	279	321	428
Weighted Average Number of Shares and Equivalent Shares Outstanding - Diluted	21,021	20,014	17,654	17,658	17,718

Earnings (Loss) Per
    Share - Diluted:
    Continuing operations
    Discontinued operations
    Earnings per share
        before cumulative
        effect of a change in
        accounting principle
    Cumulative effect of
        a change in accounting
        principle

	$ 1.49 (1.19) .30 (.36)	$ 2.13 (.49) 1.64 (.02)	$ 1.68 .17 1.85 -	$ 1.71 (.02) 1.69 -	$ 1.40 .30 1.70 -

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Earnings (Loss) Per Share - Diluted	$ (.06)	$ 1.62	$ 1.85	$ 1.69	$ 1.70
Earnings (Loss) Per Share - Basic	$ (.07)	$ 1.65	$ 1.88	$ 1.72	$ 1.74
Dilutive Effect Per Share	$ (.01)	$ .03	$ .03	$ .03	$ .04

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